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                                                                    Exhibit 15.1





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549



We are aware that our reports dated April 18, 1996, July 18, 1996 and October 22, 1996 on our reviews of unaudited interim financial information of Ecolab Inc. for the periods ended March 31, 1996 and 1995, June 30, 1996 and 1995, and September 30, 1996 and 1995, and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, respectively, are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                  /s/ Coopers & Lybrand L.L.P.

                                  COOPERS & LYBRAND L.L.P.



Saint Paul, Minnesota
December 23, 1996